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                                                                    Exhibit 10.6

             INDUSTRIAL REAL ESTATE LEASE (Multiple-Tenant Facility)

ARTICLE ONE: BASIC TERMS

     This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

     Section 1.01. Date of Lease: June 16, 2000

     Section 1.02. Landlord (include legal entity): American National Insurance Company Address of Landlord: One Moody Plaza, Galveston, Texas 77550 Attn:
Mortgage and Real Estate Department

     Section 1.03. Tenant (include legal entity): CAI, L.P., a Texas limited partnership Address of Tenant: 2755 Liberty, Beaumont, Texas 77702

     Section 1.04.1. Premises: (include street address, approximate square footage and description of leased space) 8550-A Market Street, Houston, Texas 77029 --- approximately 229,500 square feet of space.

     Section 1.04.2 Property: The land upon which the Premises are located: See legal description attached as Exhibit "A"

     Section 1.05. Lease Term: 5 years 0 months beginning on September 1, 2000 and ending on August 31, 2005.

     Section 1.06. Permitted Uses: (See Article Five) The Property shall be used and occupied by Tenant solely for the purpose of warehousing and storage of appliances and related inventory; provided, however, Hazardous Substances, as defined below, shall not be permitted to be stored, warehoused or enter onto the Property.

     Section 1.07. Tenant's Guarantor: (If none, so state) Conn Appliances, Inc., a Texas corporation

     Section 1.08. Tenant's Share: A fraction, the numerator of which is the square feet of the Premises (229,500) and the denominator of which is the square feet of leasable space in the building(s) on the Property (665,333).

     Section 1.09. Intentionally Omitted.

     Section 1.10. Initial Security Deposit: (See Section 3.03) $N/A

     Section 1.11. Vehicle Parking Spaces Allocated to Tenant: None specifically allocated to Tenant. Tenant shall share on a non-exclusive basis all parking spaces with Landlord's other commercial warehouse tenants at the Property, utilizing warehouse space generally in the same manner as Tenant.

     Section 1.12. Rent and Other Charges Payable by Tenant:

     (a) BASE RENT: (i) Seventy-one Thousand One Hundred Forty-five and no/100 Dollars ($71,145.00) per month, as provided in Section 3.01, during the first three (3) calendar years; (ii) $73,400.00 per month during the fourth (4th) year of the Lease and beginning with the installment that is due September 1, 2003; and (iii) ($75,735.00 per month during the fifth (5th) year of the Lease beginning with the monthly installment that is due September 1, 2004.

     (b) OTHER PERIODIC PAYMENTS: (i) Tenant's Share of Real Property Taxes above the "Base Real Property Taxes" (See Section 4.02); (ii) Utilities (See
Section 4.03); (iii) Increased Insurance Premiums above "Base Premiums" (See
Section 4.04); (iv) Impounds for Tenant's Share of Insurance Premiums and Property Taxes (See


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Section 4.07); (v) Tenant's Share of the Basic Operating Costs above the Base
Year Operating Costs (see Section 4.08); and (vi) Maintenance, Repairs and Alterations (See Article Six).

     Section 1.13. Costs and Charges Payable by Landlord: (a) Base Real Property Taxes (See Section 4.02); (b) Base Insurance Premiums (See Section 4.04(c)); (c) Base Year Operating Costs (See Section 4.08); (d) Maintenance and Repair (See Article Six).

     Section 1.14. Intentionally Omitted.

     Section 1.15. Riders: The following Riders are attached to and made a part of this Lease: (If none, so state) Legal Description, Exhibit "A": Guaranty Agreement, Exhibit "B": Landlord's Agreement, Exhibit "C" and Agreement Regarding Adjacent Property, Exhibit "D".

ARTICLE TWO: LEASE TERM

     Section 2.01. Lease of Premises For Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

     Section 2.02. Delay in Commencement. Landlord shall deliver possession of the Premises to Tenant on or before three (3) business days after full execution of this Lease by both parties. If Landlord does not deliver possession of the Premises to Tenant by such period, Tenant may elect to cancel this Lease by giving written notice to Landlord. If Tenant gives such notice, the Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other.

     Section 2.03. Early Occupancy. If Tenant occupies the Premises prior to the Commencement Date, Tenant's occupancy of the Premises shall be subject to all of the provisions of this Lease, except for the obligations to pay Base Rent and Other Periodic Payments. Early occupancy of the Premises shall not advance the expiration date of this Lease.

     Section 2.04. Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Premises shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by fifty percent (50%).

     Section 2.05. Option Period. Tenant shall have the right to extend the term of this Lease for one five-year period at a monthly base rental rate of EIGHTY THOUSAND THREE HUNDRED TWENTY-FIVE AND NO/100 DOLLARS ($80,325.00) by delivering written notice of the exercise of such option on or before December 31, 2004. Failure by Tenant to give such written notice to Landlord shall constitute a waiver of such right.

     Section 2.06. Special One-Time Right to Cancel. Tenant shall have the one-time right to cancel and terminate this Lease, such, termination to be effective on August 31, 2003, by delivering written notice of such election of termination to Landlord on or before February 28, 2003 together with the following amounts to be retained by Landlord as consideration for such Tenant cancellation: (i) Three (3) months rent using the rent required during the fourth year of this Lease (i.e., $73,440.00) and (ii) forty percent (40%) of any leasing commission paid by Landlord to any broker in connection with the execution of this Lease.

     Section 2.07. Termination Rights With Respect to Turning Basin Lease. Upon execution of this Lease by both of the parties hereto, and the payment of the first full month's rent by Tenant to Landlord, and for one hundred eighty (180) days thereafter, Tenant may freely (i) terminate that lease by C & D Warehouse, Inc., as lessee, and Landlord, as lessor, and dated September 12, 1997 affecting property at 2005 Turning Basin Drive, Houston, Texas 77029 (the "TB Lease"), or
(ii) in one or more increments, reduce the square footage of the space leased by


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the tenant pursuant to the TB Lease to an area or areas which is or are wholly contained within a firewall so that each complete area within a firewall at such premises is either wholly occupied by the tenant of the TB Lease or not occupied at all by such tenant (the "Lease Reduction"). In the event Tenant timely elects to cause the Lease Reduction, Landlord shall and Tenant shall cause the tenant of the TB Lease to enter into a lease amendment amending the TB Lease in a manner reasonably satisfactory to Landlord and Tenant and reducing the rent and other charges payable by Tenant thereunder on a pro-rata basis based on the square footage released compared to Tenant's total square footage under the TB Lease. In such event, Landlord and Tenant agree to execute any documents reasonably required to effectuate such termination or reduction in space. Tenant's rights of termination or reduction shall terminate after such one hundred eighty (180) day period.

ARTICLE THREE: BASE RENT

     Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

     Section 3.02. Intentionally Omitted.

     Section 3.03. Intentionally Omitted.

     Section 3.04. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Premises in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

     Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

     Section 4.02. Property Taxes.

     (a) Real Property Taxes. Landlord shall pay the "Base Real Property Taxes" on the Property during the Lease Term. Base Real Property Taxes are real property taxes applicable to the Property as shown on the tax bill for calendar year 2001. Tenant shall pay Landlord Tenant's Share of the amount, if any, by which the real property taxes during the Lease Term exceed the Base Real Property Taxes. Subject to Paragraph 4.02(c), Tenant shall make such payments within fifteen (15) days after receipt of Landlord's statement showing the amount and computation of such increase.

     (b) Definition of "Real Property Tax." "Real Property Tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

     (c) Joint Assessment. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets


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or other reasonably available information. Tenant shall pay such share to
Landlord within fifteen (15) days after receipt of Landlord's written statement

     (d) Personal Property Taxes.

     (i) Tenant shall pay all taxes charged against trade fixture, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

     (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen
(15) days after Tenant receives a written statement from Landlord for such personal property taxes.

     Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

     Section 4.04. Insurance Policies.

     (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance), insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises and the common areas of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be Two Million Five Hundred Thousand Dollars ($2,500,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Tenant shall provide Landlord with copies of such policies on an annual basis and upon written demand from Landlord. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance. Should Landlord reasonably require additional insurance or increased coverage, Tenant shall use its best efforts to secure such additional insurance.

     (b) Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section
4.04 in an amount not to exceed Ten Thousand Dollars ($10,000.00). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

     (c) Payment of Premiums.

     (i) Landlord shall pay the "Base Premiums" for the insurance policies maintained by Landlord under Paragraph 4.04(b). The "Base Premiums" are the insurance premiums paid by Landlord during the calendar year 2001.


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     (ii) Tenant shall pay Landlord Tenant's Share of the amount, if any, by which the insurance premiums for all policies maintained by Landlord under Paragraph 4.04(b) have increased over the Base Premiums, whether such increases result from the nature of Tenant's occupancy, any act or omission of Tenant, the requirement of any lender referred to in Article Eleven (Protection of Lenders), the increased value of the Property or general rate increases. Tenant shall pay Landlord the increases over the Base Premiums within fifteen (15) days after receipt by Tenant of a copy of the premium statement or other evidence of the amount due. If the insurance policies maintained by Landlord cover improvements or real property other than the Property, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Property showing, in reasonable detail, how such amount was computed. If the Lease Term expires before the expiration of the insurance period, Tenant's liability shall be pro rated on an annual basis.

     (d) General Insurance Provisions.

     (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

     (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

     (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A+ or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

     (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

     Section 4.05. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten
(10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

     Section 4.06. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

     Section 4.07. Impounds for Insurance Premiums and Real Property Taxes. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12) month period, Tenant shall pay


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Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes, insurance premiums and common area charges payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

     Section 4.08. Common Area Maintenance and Base Operating Costs.

     (a) The term "Common Areas" as used in this Lease shall mean all areas and facilities around the Premises and within the exterior boundaries of the Property which are provided and designated from time to time by Landlord for the general use and convenience of Tenant and other tenants of the building or buildings located on the Property and their respective employees and invitees. Common Areas include, without limitation, any lobby areas, walkways, parking facilities, arcades, landscaped areas, sidewalks, service quarters, hallways, restrooms (if not part of the Premises), stairways, elevators, walls, fire stairs, electronic closets, aisles, truck docks, plazas, service areas, and all other common and service areas of the Property or any area intended for such use.

     (b) Landlord shall maintain the Common Areas in the same general condition and state of repair as existing on the Commencement Date.

     (c) Tenant shall have the non-exclusive right to use the Common Areas along with other tenants entitled to use the same, subject to Landlord's absolute right to adopt rules with respect to the Common Areas and modify, alter, diminish or eliminate any of the Common Areas.

     (d) Landlord shall have the right to do the following, all without consent or liability to Tenant: (i) establish and enforce rules and regulations concerning the maintenance, management, use and operation of the Common Areas;
(ii) temporarily close any of the Common Areas for maintenance, alteration or improvement purposes; (iii) select, appoint and/contract with any person for the purpose of operating or maintaining the Common Areas; (iv) change the size, use, shape or nature of any of the Common Areas. Landlord shall use reasonable efforts to minimize any interference with Tenant's use of and access to the Premises resulting from Landlord's exercise of such rights.

     (e) Landlord shall pay the "Base Year Operating Costs" for the cost of reasonably maintaining the Common Areas as described more fully below.

     (f) Tenant shall also pay Tenant's Share of any increases in the Basic Operating Costs (hereinafter defined) for the Property and any improvements located thereon (collectively, the "Facility") over and above the Base Year Operating Costs.

     (g) The "Base Year Operating Costs" shall mean the Basic Operating Costs of the Facility for the calendar year 2001. Within one hundred twenty (120) days, or as soon thereafter as possible upon conclusion of each calendar year of the Term, Landlord shall furnish to Tenant a statement of actual Basic Operating Costs for such year and, within ten (10) days thereafter, Tenant shall pay Tenant's Share of such increase.

     (h) "Basic Operating Costs" shall mean the operating expenses of the Facility and all expenditures by Landlord to maintain the Facility, including, without limitation, parking and related facilities and such additional facilities in subsequent years as may be determined by Landlord to be necessary in accordance with sound and reasonable practices for facilities of like kind and character, together with a management fee of four percent (4%) of such costs. All operating expenses shall be determined on an accrual basis in accordance with generally accepted accounting principles which shall be consistently applied. Such operating expenses shall include all expenses, costs, and disbursements of every kind and nature which Landlord shall pay, or become ultimately to pay, in connection with the ownership, operation and maintenance of the Facility.

     (i) Basic Operating Costs shall exclude the cost of any maintenance performable by Landlord or Tenant on the Premises and required pursuant to the terms of Article 6 of this Lease.


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ARTICLE FIVE: USE OF PROPERTY

     Section 5.01. Permitted Uses. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.06 above.

     Section 5.02. Manner of Use. Tenant shall not cause or permit the Premises to be used in any way which constitutes a violation of any Governmental Requirements, defined below, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Premises and shall promptly take all actions necessary to comply with all applicable Laws regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act. "Governmental Requirements" includes all current and future federal, state and local laws, rules, orders, ordinances, regulations, requirements and directives including those of any governmental agencies and commissions having jurisdiction.

     Section 5.03. Hazardous Substances and Indemnity. (a) Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined) to be used, stored, deposited, generated or disposed of on or in the Property by Tenant, its agents, contractors, (including, without limitation, tenant's depositors) invitees (collectively the "Tenant Parties" and individually a "Tenant Party"). TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD, ITS AGENTS, CONTRACTORS (INCLUDING, WITHOUT LIMITATION, ANY PROPERTY MANAGER) AND INVITEES (COLLECTIVELY THE "LANDLORD PARTIES" AND INDIVIDUALLY A "LANDLORD PARTY") FROM AND AGAINST ANY AND ALL SUITS, ACTIONS, CLAIMS, DEMANDS, DAMAGES, FINES, JUDGMENTS, SETTLEMENTS, PENALTIES, LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, A DECREASE IN VALUE OF THE PROPERTY, DAMAGES CAUSED BY LOSS OR RESTRICTION OF RENTABLE OR USABLE SPACE OR ANY DAMAGES CAUSED BY ADVERSE IMPACT ON MARKETING OF THE SPACE, AND ANY AND ALL SUMS PAID FOR SETTLEMENT OF CLAIMS AND REASONABLE ATTORNEYS' AND CONSULTANTS FEES ARISING DURING OR AFTER THE LEASE TERM) ARISING OUT OF, AS A RESULT OF OR CAUSED BY THE USE, GENERATION, STORAGE, DEPOSIT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE ON OR IN THE PROPERTY BY ANY TENANT PARTY OR OTHER CONTAMINATION OF THE PROPERTY FOR WHICH ANY TENANT PARTY IS LEGALLY LIABLE (COLLECTIVELY, "ENVIRONMENTAL CLAIMS"), EVEN IF SUCH ENVIRONMENTAL CLAIMS ARE ATTRIBUTABLE IN PART TO THE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY OF ANY LANDLORD PARTIES, BUT TENANT'S OBLIGATION TO INDEMNIFY THE LANDLORD PARTIES SHALL NOT EXTEND TO THE PERCENTAGE OF RESPONSIBILITY OF THE LANDLORD PARTIES IN CONTRIBUTING TO SUCH ENVIRONMENTAL CLAIMS. THIS INDEMNIFICATION INCLUDES, WITHOUT LIMITATION, EXCEPT AS PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE, ANY AND ALL COSTS INCURRED BECAUSE OF ANY INVESTIGATION, CLEANUP, REMOVAL, MONITORING, REMEDIATION AND RESTORATION, WHETHER VOLUNTARY OR REQUIRED BY ANY APPLICABLE LAWS. WITHOUT LIMITING THE FOREGOING, IF THE TENANT CAUSES OR PERMITS THE PRESENCE OF ANY HAZARDOUS SUBSTANCE ON THE PROPERTY WHICH RESULTS IN CONTAMINATION, TENANT SHALL PROMPTLY, AT ITS SOLE EXPENSE, TAKE ANY AND ALL NECESSARY ACTIONS TO RETURN THE PROPERTY TO THE CONDITION EXISTING PRIOR TO THE PRESENCE OF ANY SUCH HAZARDOUS SUBSTANCE ON THE PROPERTY. TENANT SHALL IMMEDIATELY NOTIFY LANDLORD OF ANY SUCH REMEDIAL ACTION.

     Tenant shall take all reasonable actions necessary to verify and confirm that no Hazardous Substances are being stored or deposited in or on the Premises pursuant to a Depository Contract, as defined below, or otherwise. Tenant shall undertake all tests, inspections, surveillance, and observations as reasonably necessary to confirm that no items being stored in or at the Premises are or contain Hazardous Substances. Tenant shall include in its depository agreement and on its warehouse receipts language by which the Depositors unconditionally affirm that no Hazardous Substances are or will be, or permitted to be, stored or brought onto the Premises, and shall use its best efforts to obtain a signed depository agreement containing such language from each and every Depositor that places goods in or at the Property.

     (b) Definition. As used herein, "Hazardous Substance" means any substance that is regulated or hereafter is regulated by the State of Texas or the United States government, including, without limitation, (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and


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regulations promulgated thereunder, and (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder. The term "Hazardous Substance" includes any and all material or substances that are defined as "hazardous waste," "extremely hazardous waste" or a "hazardous substance" pursuant to Governmental Requirements. The term "Hazardous Substance" includes but is not restricted to, asbestos, polychlorobiphenyls ("PCBs") and petroleum products (to the extent such petroleum products are being stored by depository or for others for compensation in the Premises, or are in amounts exceeding what is reasonably necessary to fuel, lubricate or otherwise run and maintain reasonable equipment and machinery at the Property in a warehouse capacity), lead, cyanide, or DDT.

     (c) Tenant's Liability. WITHOUT IN ANY WAY NEGATING THE ABSOLUTE PROHIBITION AGAINST THE USE, STORAGE, GENERATION, DEPOSIT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE ON THE PROPERTY OR WITHOUT LIMITING THE GENERALITY OF THE INDEMNITY AND DEFINITION OF ENVIRONMENTAL CLAIMS IN SECTION 5.03(a), TENANT HEREBY AGREES THAT IT SHALL BE FULLY LIABLE FOR ALL SUITS, ACTIONS, CLAIMS, DEMANDS, DAMAGES, FINES, JUDGMENTS, SETTLEMENTS, PENALTIES, LIABILITIES, LOSS, COSTS AND EXPENSES (INCLUDING COURT COSTS AND REASONABLE ATTORNEYS AND CONSULTANT'S FEES AND REASONABLE LITIGATION EXPENSE) (INDIVIDUALLY A "CLAIM" AND COLLECTIVELY THE "CLAIMS") ARISING OUT OF, AS A RESULT OF OR CAUSED BY THE USE, STORAGE, GENERATION, DEPOSIT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE KEPT ON THE PROPERTY, AND TENANT SHALL GIVE IMMEDIATE NOTICE TO LANDLORD OF ANY VIOLATION OR POTENTIAL VIOLATION OF THE PROVISIONS OF SECTION 5.03. TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE LANDLORD PARTIES FROM AND AGAINST ANY AND ALL CLAIMS OF WHATEVER KIND OR NATURE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, ARISING OUT OF, AS A RESULT OF OR CAUSED BY: (A) THE PRESENCE, DISPOSAL, RELEASE OR THREATENED RELEASE OF ANY SUCH HAZARDOUS SUBSTANCE THAT IS ON, FROM OR AFFECTING THE SOIL, WATER, VEGETATION, BUILDINGS, PERSONAL PROPERTY, PERSONS, ANIMALS OR OTHERWISE LOCATED ON OR AROUND THE PROPERTY; (B) ANY PERSONAL INJURY (INCLUDING DEATH) OR PROPERTY DAMAGE (REAL OR PERSONAL) ARISING OUT, AS A RESULT OF OR CAUSED BY SUCH HAZARDOUS SUBSTANCE; (C) ANY LAWSUIT BROUGHT OR THREATENED, SETTLEMENT REACHED OR GOVERNMENT ORDER RELATING TO SUCH HAZARDOUS SUBSTANCE; OR
(D) ANY VIOLATION OF ANY GOVERNMENTAL REQUIREMENTS EVEN IF ANY OF THE CLAIMS REFERRED TO IN THIS SUBPARAGRAPH 5.03(C) ARE ATTRIBUTABLE IN PART TO THE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY OF ANY LANDLORD PARTIES, BUT TENANT'S OBLIGATIONS TO INDEMNIFY THE LANDLORD PARTIES SHALL NOT EXTEND TO THE PERCENTAGE OF RESPONSIBILITY OF THE LANDLORD PARTIES IN CONTRIBUTING TO SUCH CLAIMS. THE PROVISIONS OF THIS SECTIONS 5 SHALL BE IN ADDITION TO ANY OTHER OBLIGATIONS AND LIABILITIES TENANT MAY HAVE TO LANDLORD AT LAW OR IN EQUITY AND SHALL SURVIVE THE TRANSACTIONS CONTEMPLATED HEREIN AND SHALL SURVIVE THE TERMINATION OF THIS LEASE. THE LIABILITY OF TENANT PARTIES AND THE INDEMNITIES PROVIDED BY TENANT SHALL NOT IN ANY EVENT EXTEND TO THE PRESENCE OF ANY HAZARDOUS SUBSTANCE ON THE PROPERTY ON THE COMMENCEMENT DATE OF THIS LEASE, NOR TO THE PRESENCE OF ANY HAZARDOUS SUBSTANCE INTRODUCED ONTO THE PROPERTY BY ANY OTHER TENANT OF LANDLORD OR PARTIES UNDER SUCH OTHER TENANTS WHICH COULD NOT HAVE BEEN REASONABLY PREVENTED BY TENANT.

     Section 5.04. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

     Section 5.05. General Indemnity and Waiver. Tenant shall INDEMNIFY, DEFEND and HOLD HARMLESS Landlord Parties from and against any and all Claims arising out of, as a result of or caused by any of the following: (a) Tenant's use or occupancy of the Property; (b) the conduct of Tenant's business or anything else done or permitted by any Tenant Party to be done in or about the Property, or its use of the Property (including, without limitation, use by any depositor or other Tenant Party); (c) any breach or default in the performance of Tenant's obligations under this lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts, omissions or strict liability of any Tenant Party including, without limitation, any depositor. Tenant shall DEFEND Landlord Parties against any such Claims at Tenant's expense with counsel reasonably acceptable


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to Landlord Parties, or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable attorneys fees or costs incurred by Landlord in connection with any such Claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons (including death) in or about the Property at the instance of or request of or attendant to the business or pleasure of Tenant to the extent arising out of as a result of or caused by any cause, and Tenant hereby WAIVES all such Claims in respect thereof against the Landlord Parties, EVEN IF ANY SUCH CLAIMS ARE ATTRIBUTABLE IN PART
TO THE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY OF ANY LANDLORD PARTIES.

     Section 5.06. Landlord's Access. Landlord or its agents may enter the Property at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties; to do any other act; or for any other purpose Landlord deems necessary. Landlord shall give Tenant twenty-four (24) hours prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

     Section 5.07. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease. Landlord represents that it has no current, actual knowledge that the building in which the Premises are located is in violation of any ordinance, building code or regulation of the City of Houston or any other governmental entity having jurisdiction over the Premises, including, but not limited to, the Americans With Disabilities Act.

     Section 5.08. Depository Contracts. Tenant hereby assigns and grants a security interest to Landlord in and to all indemnities and rights to reimbursements and contributions contained in any Depository Contract, as defined below, or arising at law or in equity (including, without limitation, the Resource Conservation and Recovery Act of 1976 (commonly referred to as the Solid Waste Disposal Act), 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 9601 et seq., and the Texas Solid Waste Disposal Act, Texas Health and Safety Code Annotated, Sections 361-001-361-510 (Vernon Supp. 1992)), to secure Tenant's performance and payment obligations with respect to Sections 5.03 and 5.05 of this Lease and with respect to the payment and performance of any other obligation required of Tenant pursuant to this Lease, including, without limitation, the payment of base rent and other sums required to be paid hereunder, and any other of Tenant's indemnification obligations. Tenant agrees to take all such further actions as necessary or required to perfect Landlord's security interest described in this Section 5.08. This Lease or a copy of this Lease may be filed at any time by Landlord, and Tenant hereby authorizes such filing, as a UCC Financing Statement. A "Depository Contract" includes, without limitation, any contract or arrangement, whether written or otherwise, in which Tenant accepts, transfers, stores or warehouses raw materials, finished goods or other personal property of any kind or character owned by persons or entities other than Tenant or any of its Affiliated Entities ("Depositors"). Should Landlord so elect, in its sole discretion, Tenant agrees to modify its standard form of Depository Contract to provide for a direct indemnity from Depositors to Landlord, in form and substance satisfactory to Landlord, in its sole and absolute discretion. Thereafter, Tenant shall enter into new Depository Contracts using the form of Depository Contract as so modified.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 6.01. Existing Conditions. Tenant accepts the Premises on an "as-is" basis, in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Premises and is not relying on any representations of Landlord or any Broker with respect thereto. Landlord shall not be required to undertake any "tenant finish" or tenant improvements whatsoever, nor shall Landlord reimburse Tenant with respect to any such costs.

     Section 6.02. Landlord's Obligations. Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), and except for damage caused by any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Landlord shall keep the foundation, roof and structural portions of exterior walls of the improvements on the Premises in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls. Landlord shall not be obligated to make any repairs under this Section 6.02 until a reasonable time after receipt of a written notice from Tenant of the need for such repairs. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Premises at Landlord's expense or to terminate the Lease because of the condition of the


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Property. Except as set forth in this Section 6.02 or as specifically set forth elsewhere in this Lease, Landlord shall have no other maintenance obligations with respect to the Premises. As of the Commencement Date, Landlord represents and warrants that the improvements located on the Premises are in compliance with the applicable governmental statutes and regulations, including, without limitation, applicable fire codes and the ADA. In the event such improvements are, in fact, in violation of any such laws, statutes, regulations or ordinance, Landlord, at its own cost, shall immediately cause the Premises to become in compliance with such matters. Landlord shall not be responsible for the compliance with such codes, statutes or regulations with respect to any improvements, modifications, alterations or additions made by Tenant.

     In no event shall Landlord have any obligation or responsibility for providing any police or security service for the Property. Tenant shall be solely responsible for, and shall assume all risk to, persons and property while in, on or about the Property.

     Section 6.03. Exemption of Landlord from Liability. LANDLORD SHALL NOT BE LIABLE FOR ANY DAMAGE OR INJURY TO THE PERSON, BUSINESS (OR ANY LOSS OF INCOME THEREFROM), GOODS, WARES, MERCHANDISE OR OTHER PROPERTY OF TENANT, TENANT'S EMPLOYEES, INVITEES, CUSTOMERS OR ANY OTHER PERSON IN OR ABOUT THE PREMISES, INCLUDING, WITHOUT LIMITATION, SUCH DAMAGE OR INJURY CAUSED BY OR RESULTING
FROM: (A) FIRE, STEAM, ELECTRICITY, WATER, GAS OR RAIN; (B) THE BREAKAGE, LEAKAGE, OBSTRUCTION OR OTHER DEFECTS OF PIPES, SPRINKLERS, WIRES, APPLIANCES, PLUMBING, AIR CONDITIONING OR LIGHTING FIXTURES OR ANY OTHER CAUSE; (C) CONDITIONS ARISING IN OR ABOUT THE PREMISES OR FROM OTHER SOURCES OR PLACES; OR
(D) ANY ACT OR OMISSION OF ANY OTHER TENANT OF LANDLORD OR THIRD PARTY, INCLUDING, WITHOUT LIMITATION, CRIMINAL ACTS. LANDLORD SHALL NOT BE LIABLE FOR ANY SUCH DAMAGE OR INJURY EVEN THOUGH THE CAUSE OF OR THE MEANS OF REPAIRING SUCH DAMAGE OR INJURY ARE NOT ACCESSIBLE TO TENANT; AND EVEN IF SUCH DAMAGE OR INJURY IS ATTRIBUTABLE IN PART TO THE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY OF LANDLORD, OR ANY PROPERTY MANAGER.

     Section 6.04. Tenant's Obligations.

     (a) Except as provided in Section 6.02, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Premises (including structural, nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment in the Premises, regardless of whether the benefit of such replacement extends beyond the Lease Term. Tenant shall maintain any heating and air conditioning systems at the Premises. Without limiting any of the foregoing, it is agreed and acknowledged that Tenant shall be responsible for the maintenance of all existing fire prevention systems including, without limitation, sprinklers, hoses, fire detectors and sensors, alarms and fire extinguishers, and Landlord shall have no responsibility in connection with any such matters. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance of the heating and air conditioning system at Tenant's expense. In addition, Tenant shall, at Tenant's expense, repair any damage to the roof, foundation or structural portions of walls caused by Tenant's acts or omissions. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Premises in an attractive, first-class and fully operative condition.

     (b) Tenant shall fulfill all of Tenant's obligations under this Section
6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Premises as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand. Landlord's reservation of rights under this Lease, such as the right to enter upon or maintain the improvements, shall not be deemed to create any duty on the part of Landlord to exercise any such right, and Landlord expressly advises Tenant that Landlord's intention is that Tenant shall have full responsibility for all such matters.


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     Section 6.05. Alterations, Additions, and Improvements.

     (a) Tenant shall not make any alterations, additions or improvements to the Premises without Landlord's prior written consent, except for non-structural alterations which do not exceed Twenty-five Thousand Dollars ($25,000.00) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

     (b) Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property or Premises.

     Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

     Section 7.01. Partial Damage to Premises.

     (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises is only partially damaged (i.e., less than fifty percent (50%) of the Premises is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

     (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or
(ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Premises and any building in which the Premises is located. Tenant shall pay the cost of such repairs, except that upon satisfactory


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completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

     (c) If the damage to the Premises occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

     Section 7.02. Substantial or Total Destruction. If the Premises is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Premises is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Premises can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Premises at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Premises at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

     Section 7.03. Temporary Reduction of Rent. If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article Seven, any Base Rent or Other Periodic Payments payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises is impaired. Except for possible reduction in Base Rent and Other Periodic Payments, Tenant shall not be entitled to any compensation; reduction or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.

     Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased Premises. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Premises.

ARTICLE EIGHT: CONDEMNATION

     If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Premises is located, or which is located on the Premises, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the building on the Premises. Any Condemnation award or payment shall be distributed in the following order:
(a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; and (b) second, to Landlord. Tenant may, however, seek to recover from the condemning authority an independent award, so long as such award does not decrease the amount of Landlord's recovery. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.


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ARTICLE NINE: ASSIGNMENT AND SUBLETTING

     Section 9.01. Landlord's Consent Required. No portion of the Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in
Section 9.02 below. Landlord's consent to the sub-letting of all or any portion shall not be unreasonably withheld, delayed or conditioned. In the event that Landlord fails to disapprove the proposed assignment, subletting or licensing of the Premises (in whole or in part) within twenty (20) business days from and after the date that Landlord receives Tenant's request to assign, sublet or license the Premises, and provided the request for approval is given in compliance with the notice provisions of this Lease and such request notifies Landlord that Landlord's failure to respond within such twenty (20) business day period is deemed an acceptance of such request, then such assignment, subletting or licensing of the Premises shall be deemed to have been approved by Landlord without condition. If Tenant requests Landlord's consent to a specific assignment or sublease, Tenant will give Landlord (i) the name and address of the proposed assignee or subtenant, (ii) the basic terms of the proposed assignment or sublease, and (iii) reasonably satisfactory information to establish the financial responsibility, financial condition, business and business history of the proposed assignee or subtenant, and its proposed initial use of the Premises, accompanied by evidence that the assignment or sublease requires Tenant's sub-tenant to comply with Section 5.03 to the extent that it prevents the use, storage, depositing, generation or disposal of on or in the Property of Hazardous Substances and not otherwise operate the Property in conflict with any terms of this Lease. Conditioned that the foregoing information is furnished and is reasonably credible, reliable, and true, and the prospective assignee or sub-lessee assumes Tenant's obligations pursuant to this Lease and agrees to abide by all restrictions herein, Landlord's failure to consent shall be deemed "unreasonable" and the requirement for Landlord's consent will be waived.

     Section 9.02. Tenant Affiliate. Notwithstanding the foregoing, Tenant may, without the approval of Landlord, assign this sublease, or any part thereof, or sub-sublease the Premises in whole or in part, to: (a) any corporation or other legal entity which has the power to direct Tenant's management and operation, or any corporation whose management and operation is controlled by Tenant; or (b) any corporation a majority of whose voting stock is owned by Tenant; or (c) any corporation or other entity in which or with which Tenant is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations or other entities, so long as the liabilities of the corporations or other entities participating in such merger or consolidation are assumed by the corporation or other entity surviving such merger or created by such consolidation; or (d) any corporation or other entity acquiring this lease and substantially all of Tenant's assets; or (e) any corporate or other successor to a successor corporation or entity becoming such by either of the methods described in subsections (c) or (d); or (f) any entity (or member of a group of affiliated entities) which is acquiring the majority of Tenant's retail stores located in the Houston, Texas, "Area of Dominant Influence for Media Coverage" (as such term is commonly defined in the advertising industry), or (g) as permitted in Exhibit "C" attached hereto. Tenant must deliver written notice of any such assignment to Landlord.

     Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

     Section 9.04. Intentionally Omitted.

     Section 9.05. Landlord's Consent.

     Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, in its sole and absolute discretion.


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     Section 9.06. No Merger. No merger shall result from Tenant's sublease of the Premises under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

     Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

     Section 10.02. Defaults. Tenant shall be in material default under this
Lease:

     (a) If Tenant abandons the Premises or if Tenant's vacation of the Premises results in the cancellation of any insurance described in Section 4.04;

     (b) If Tenant fails to pay rent or any other charges when due, following Tenant's receipt of five (5) days' written notice that any such payment has not been received by Landlord; provided, however, no such notice shall be required to be made by Landlord and such default shall be automatic without further action by or notice from Landlord on Tenant's third (3rd) failure to timely pay rent during any twelve (12) month period;

     (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The Notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

     (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

     (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

     Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

     (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and


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other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable, and any costs described in Section 10.05. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Dallas (or if no longer in existence, the Federal Reserve Bank closest to the Premises) at the time of the award, plus one percent (1%). If Tenant has abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

     (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

     (c) Pursue any other remedy now or hereafter available to landlord under the laws or judicial decisions of the state in which the Premises is located.

     Section 10.04. Intentionally Omitted.

     Section 10.05. Additional Damages. Landlord's damages shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Premises.

     Section 10.06. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

     Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Premises or the Lease. Tenant shall execute such further documents and assurances as such lender may reasonably require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

     Section 11.02. Attornment. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

     Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so


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within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

     Section 11.04. Estoppel Certificates.

     (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed; (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

     (b) If Tenant does not deliver such statement to Landlord within such ten
(10)-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

     Section 11.05. Tenant's Financial Condition. Upon Landlord's written request, which may be made from time to time but no more frequently than once in any calendar year, Tenant shall furnish to Landlord, within twenty (20) days of Tenant's receipt of the request therefor, copies of Tenant's most recent financial statement. All financial statements provided by Tenant will be confidential and shall be used only by Landlord to verify the net worth of Tenant.

ARTICLE TWELVE: LEGAL COSTS

     Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord, or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

     Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

     Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race,


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color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

     Section 13.02. Landlord's Liability; Certain Duties.

     (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

     (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion.

     (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Premises; and further provided, none of Landlord's partners, shareholders, officers or other principals shall have any personal liability under this Lease.

     Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

     Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in
Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

     Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.


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     Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Premises is located shall govern this Lease.

     Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition.

     Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

     Section 13.12. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

     Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

     Section 13.14. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

     ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

            SEE EXHIBIT "A", EXHIBIT "B", EXHIBIT "C" AND EXHIBIT "D" ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.

     Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

     NOTICE OF INDEMNIFICATION

     TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTIONS 5.03 AND 5.05.

                                          LANDLORD

                                          AMERICAN NATIONAL INSURANCE COMPANY


Signed on 6/16/00                         By: /s/ SCOTT F. BRAST
                                             -----------------------------------
                                          Name: SCOTT F. BRAST
                                          Its: Vice President


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                                 TENANT

                                 CAI, L.P., a Texas limited partnership

                                 By: CONN APPLIANCES, INC., a Texas corporation,
                                     Its General Partner


Signed on 6-15-2000                  By: /s/ Thomas J. Frank
                                         ---------------------------------------
                                         Thomas J. Frank, CEO

     IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

     LANDLORD AND TENANT SHOULD ALSO RETAIN LEGAL COUNSEL TO ADVISE THEM ON THE MATTERS CONTAINED IN THIS LEASE, AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.


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                                   EXHIBIT "A"

TRACT I:

All that certain 12.8608 acres of land out of the John Brown Survey, Abstract 8, in Harris County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8 inch iron rod marking the northwest corner of that certain
15.2305 acres of land described as "Tract Two" in a deed dated March 15, 1976, from BMA Properties, Inc. to Magnum Land Corporation, recorded in the Official Public Records of Real Property of Harris County, Texas, under film code number ###-##-####;

THENCE South 79DEG. 00' 06" East, 584.14 feet along the south right-of-way line of Market Street (120 feet wide), to a 1/2 inch iron rod for corner;

THENCE South 00DEG. 01' 43" East, 428.60 feet to a 1/2 inch iron rod for corner;

THENCE North 89DEG. 52' 11" East, 254.59 feet to a 1/2 inch iron rod for corner located in the east line of said 15.2305 acre tract;

THENCE South 00DEG. 08' 07" West, 342.91 feet along the west line of that certain 8.02 acres of land described in a deed dated September 18, 1959, from Ben Robinson, et ux, to Ben Robinson Land Company, recorded in Volume 3810, Page 315, of the Deed Records of Harris County, Texas, to a 5/8 inch iron rod for corner marking the southeast corner of said 15.2305 acre tract;

THENCE North 89DEG. 48' 57" West, 827.63 feet along the north line of the Houston North Shore Railroad Company (80 feet wide), to a 5/8 inch iron rod for corner marking the southwest corner of said 15.2305 acre tract;

THENCE North 00DEG. 00' 53" East, 879.72 feet along the east line of that certain 11.6193 acres of land described in a deed dated March 15, 1976, from BMA Real Estate Corporation to Magnum Land Corporation, recorded in the Official Public Records of Real Property of Harris County, Texas, under film code number ###-##-####, to the POINT OF BEGINNING and containing 12.8608 acres (560,216 square feet) of land.

TRACT II:

All that certain 2.3634 acres of land out of the John Brown Survey, Abstract 8, in Harris County, Texas, and being more particularly described by metes and bounds as follows:

COMMENCING at a 5/8 inch iron rod marking the Northwest corner of that certain
15.2305 acres of land described as "Tract Two" in a deed dated March 15, 1976, from BMA Properties, Inc. to Magnum Land Corporation, recorded in the Official Public Records of Real Property of Harris County, Texas under film code number ###-##-####; THENCE South 79DEG. 00' 06" East, 584.14 feet along the south right-of-way line of Market Street (120 feet wide) to the POINT OF BEGINNING of the herein described parcel;

THENCE South 00DEG. O1' 43" East, 428.60 feet to a 1/2 inch iron rod for corner;

THENCE North 89DEG. 52' 11" East, 254.59 feet to a 1/2 inch iron rod for corner located in the east line of said 15.2305 acre tract;

THENCE North 00DEG. 08' 07" East, 378.33 feet along the west line of that certain 8.02 acres of land described in a deed dated September 18, 1959, from Ben Robinson, et ux, to Ben Robinson Land Company, recorded in Volume 3810, Page 315, of the Deed Records of Harris County, Texas, to a 5/8 inch iron rod for corner marking the northeast corner of said 15.2305 acre tract;

                                Page 1 of 2 Pages

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                                   EXHIBIT "A"

THENCE North 79DEG. 00' 06" West, 260.48 feet along the south line of said Market Street to the POINT OF BEGINNING and containing 2.3634 acres (102,948 square feet) of land.

TRACT III:

All that certain 11.6133 acres of land out of the John Brown Survey, Abstract 8, in Harris County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8 inch iron rod marking the northwest corner of that certain
15.2305 acres of land described as "Tract Two" in a deed dated March 15, 1976, from BMA Properties, Inc. to Magnum Land Corporation, recorded in the Official Public Records of Real Property of Harris County, Texas, under film code number ###-##-####;

THENCE South 00DEG. 00' 53" West, 879.72 feet along the east line of that certain 11.6193 acres of land described in a deed dated March 15, 1976, from BMA Real Estate Corporation to Magnum Land Corporation, recorded in the Official Public Records of Real Property of Harris County, Texas, under film code number ###-##-####, to a 5/8 inch iron rod for corner;

THENCE North 89DEG. 50' 31" West, 125.92 feet along the north line of the Houston North Shore Railroad Company (80 feet wide), to a 5/8 inch iron rod for angle point;

THENCE North 89DEG. 46' 18" West, 417.07 feet along said railroad north line, to a 5/8 inch iron rod for corner;

THENCE North 00DEG. 00' 31" East, 973.45 feet along the east line of that certain 10 foot wide strip of land for road right-of-way described in a deed dated February 21, 1973, from O'Meara Chandler to City of Houston, recorded in the Official Public Records of Real Property of Harris County, Texas, under film code number ###-##-####,. to a 5/8 inch iron rod for corner;

THENCE North 50DEG. 12' 42" East, 12.73 feet to a 5/8 inch iron rod for corner;

THENCE South 78DEG. 58' 37" East, 543.31 feet, along the south right-of-way line of Market Street (120 feet wide) to the POINT OF BEGINNING, and containing
11.6133 acres of land, and being the same property described in deed dated March 15, 1976, from BMA Properties, Inc. to Magnum Land Corporation, recorded in the Official Public Records of Real Property of Harris County, Texas, under film code number ###-##-####.

                                Page 2 of 2 Pages

                                   EXHIBIT "B"

                                    GUARANTY

     For Value Received, CONN APPLIANCES, INC., a Texas corporation, hereinafter called Guarantor, in consideration of the premises and of the benefits that will accrue (whether directly or indirectly) to Tenant and Guarantor from that certain Lease between American National Insurance Company as Landlord, and CAI, L.P. as Tenant, covering approximately 229,500 square feet in the building located at 8550-A Market Street, Houston, Texas 77029 (the "Lease"), which consideration is acknowledged by Guarantor to be new, independent and sufficient, and as a material inducement to Landlord to enter the Lease, Guarantor does hereby unconditionally, fully and absolutely guarantee without offset or deduction, the prompt payment when due of all sums payable by Tenant under the Lease, and to do or cause to be done, or perform or cause to be performed, all duties, covenants and obligations of Tenant under the Lease, for the full Term of the Lease and any renewals thereof, this Guaranty constituting an absolute and unconditional guaranty of (1) full payment, and not of collection, and (2) that Tenant will perform punctually and faithfully under and in accordance with the terms of the Lease. Guarantor further agrees to indemnify and hold harmless Landlord from any and all losses, damages, costs, and expenses (including, without limitation, costs of court and attorney's fees incurred by Landlord) in the event of any default or breach by Guarantor of its obligations under this Guaranty.

     Guarantor hereby agree that Guarantor, as principal obligor, will pay or otherwise provide for or bring about promptly when due all payments required of Tenant under the Lease and the timely and full performance of all duties, covenants and obligations of Tenant under the Lease, notwithstanding any fact or circumstance, including, but not limited to, (1) the liquidation, dissolution, receivership, insolvency or bankruptcy of Tenant, including the discharge of any of Tenant's debts or obligations in such proceedings, (2) the making by Tenant of an assignment for the benefit of its creditors, (3) the reorganization, arrangement, composition or readjustment of Tenant, or (4) any proceeding affecting the status, existence or assets of Tenant. Without limiting the foregoing, Guarantor expressly and specifically agrees that it will not be necessary or required, and Guarantor shall not be entitled to require, that Landlord shall file suit or proceed to or obtain a judgment against Tenant or any other party, or make any effort of collection from Tenant or any other party, or exercise any remedy or remedies provided in the Lease or by law before, or as a condition precedent to, enforcing the liability of Guarantor hereunder; and Guarantor, knowingly and with the express intention of extinguishing legal rights (if any may exist), hereby waives any and all rights, whether existing by rule, statute, general law, equity or otherwise, to assert or require that (1) Landlord previously seek or obtain judgment against Tenant or any other party prior to Landlord's suing Guarantor for the enforcement of this Guaranty, or (2) Landlord joins Tenant or any other party in any suit against Guarantor for the enforcement of this Guaranty.

     Guarantor waives notice of the acceptance of this Guaranty (such acceptance being hereby conclusively presumed). The obligations of Guarantor shall be continuous from the date hereof until the payment and performance hereby guaranteed has been fully paid or performed, and Guarantor's obligations hereunder shall continue in full force and effect notwithstanding (1) any release of Tenant or any other party liable for payment or performance under the Lease, (2) any changes, modifications, amendments, assignments or extensions of the Lease, or (3) any waiver or forbearance on the part of Landlord in enforcing payment or performance by Tenant under the Lease.

     Guarantor stipulates that in accordance with Article 1302-2.06, Vernon's Annotated Civil Statutes of Texas, the directors of Guarantor have determined that the action taken pursuant hereto may reasonably be expected to benefit the Guarantor, directly or indirectly.

     This Guaranty (1) constitutes the entire agreement between Guarantor and Landlord and supersedes all prior agreements or understandings, both written and oral, regarding the subject matter hereof, (2) shall inure to the benefit of Landlord and Landlord's successors and assigns, and (3) may be modified or amended only by a written instrument signed by Guarantor and Landlord and dated subsequent to the date of this Guaranty.

     Failure of Landlord to insist upon strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed as a waiver or relinquishment for the future of any such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of any monetary sum or acceptance of performance of any obligation of Tenant under the Lease with knowledge of the default or breach of any provision of the Lease shall not be deemed a waiver of such breach.

     Guarantor further agrees that in any right of action which shall accrue to Landlord with respect to the Lease or under this Guaranty, Landlord may, at its option, proceed against Tenant alone (without having made any prior demand upon Guarantor or having commenced any action against Guarantor or having obtained or having attempted to satisfy any judgment against Guarantor) or may proceed against Guarantor and Tenant, jointly or severally, or may proceed against Guarantor alone (without having made any prior demand upon Tenant or having commenced any action against Tenant or having obtained or having attempted to satisfy any judgment against Tenant other than as may be required by the Lease). Under no circumstances shall the liability of Guarantor under this Guaranty be terminated either with respect to any period of time when the liability of Tenant under the Lease continues or with respect to any circumstances as to which the liability of Tenant has not been fully discharged by performance.

     The stated rights and remedies of Landlord under this Guaranty against Guarantor with respect to the liability of Guarantor hereunder shall be understood as not excluding any other legal or equitable rights and remedies of Landlord against Guarantor not expressly set forth herein, but shall be understood as being cumulative of all such other legal and equitable rights and remedies of Landlord not expressly stated herein.

     All terms and provisions hereof shall inure to the benefit of the successors and assigns of Landlord and shall be binding upon the heirs, legal representatives, administrators and successors of Guarantor.

     EXECUTED by Guarantor on the day and year shown opposite Guarantor's signature below.

Date: June 15, 2000                                 CONN APPLIANCES, INC.
                                                    A Texas Corporation


                                                    By: /s/ Thomas J. Frank, CEO
                                                        ------------------------
                                                        Thomas J. Frank, CEO

                                   EXHIBIT "C"

                              LANDLORD'S AGREEMENT

     The undersigned, as Lessor ("Lessor"), has entered into a lease (such lease, including all amendments, modifications, renewals, and extensions thereto, being hereinafter referred to as the "Lease"), with CAI, L.P., a Texas limited partnership, as lessee ("Lessee"), with respect to a portion of the real property more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Real Estate"). Conn Appliances, Inc. (the "General Partner") is sole general partner of Lessee. A true and complete copy of the Lease is attached hereto as Exhibit "B". The premises leased to Lessee by the Lease are a part of the Real Estate and are more particularly described in the Lease (the "Premises").

     Lessor has been informed that Chase Bank of Texas, National Association, individually and as Administrative Agent, the ("Lender") is providing loans to Lessee, the General Partner of Lessee and certain of its subsidiaries to be used by Lessee, the General Partner and those subsidiaries for various purposes. In connection with such financing, Lessee and the General Partner intend to grant to Lender (i) a first leasehold deed of trust or mortgage (the "Leasehold Mortgage") on Lessee's interest in the Lease and (ii) a security interest and first lien (the "Security Interest") in and to Lessee's and General Partner's interest in the personal property more particularly described in Exhibit "C" attached hereto and made a part hereof (all of such personal property being hereinafter collectively referred to as the "Collateral"), pursuant (i) to a Credit Agreement among, Lessee, the General Partner, certain subsidiaries of the General Partner and Lender, (ii) to various security agreements and pledge agreements such as the one contained in the Leasehold Mortgage, and (iii) to certain financing statements and other documents filed in connection therewith ((i), (ii), and (iii) collectively the "Loan Documents"). Lessor has also been informed that owners of a majority of the issued and outstanding stock of the General Partner (the "Stock") intend to pledge such Stock as security for the above-referenced financings.

     For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby represent, warrant, and agree, for the benefit of Lender, as follows:

     1. Notwithstanding any provisions to the contrary in the Lease, Lessor hereby consents to the grant of the Leasehold Mortgage on Lessee's interest in the Lease to the Agent for the benefit of the Lender (or to a trustee for the benefit of the Agent for the benefit of the Lender), and to the grant of the Security Interest in the Collateral pursuant to the Loan Documents. Lessor hereby further consents to the (x) recording of the Leasehold Mortgage against the Premises, and (y) filing of any and all financing statements or other documents executed by Lessee and required under the Uniform Commercial Code of the State in which the Premises is located in order to perfect the Leasehold Mortgage on Lessee's interest in the Lease and the Security Interest in the Collateral. In connection therewith, Lessor agrees to execute a memorandum of Lease in recordable form and in such form as is reasonably required by Lender and is reasonably acceptable to Lessor, provided, however, Lessee shall be obligated to simultaneously execute a Termination of Memorandum which will be held by Lessor for recording upon expiration or termination of the Lease.

     2. Lessor and Lessee hereby agree as follows:

          (a) Promptly upon default by Lessee under the Lease, Lessor shall give to the Lender written notice of such default. Such notice shall be effective in accordance with the notice provision set forth in Article 26 of the Lease, at the following address (or at such alternative address as the Lender may have given Lessor by prior written notice):

                    Chase Bank of Texas, National Association
                    712 Main Street
                    Houston, Texas 77002
                    Attn: Mr. James R. Dolphin

          (b) Lessor shall accept performance by Lender or its designee of any term, covenant, condition or agreement to be performed by Lessee under the Lease with the same force and effect as though performed by Lessee;

          (c) Upon the occurrence of a non-monetary default under the Lease by Lessee, which default Lender intends to cure but Lender is prevented from curing such non-monetary default within the time period set forth in the Lease because such default is of a personal nature to Lessee (such as a bankruptcy) or any cure by Lender first requires possession of the Premises by Lender, so long as Lender is proceeding diligently and in good faith to cure such non-monetary default, Lender shall be entitled to such additional time as may be necessary to cure such non-monetary default provided, however, under no circumstances, shall Lender be entitled to more than seventy-five (75) days to cure such non-monetary default from the date of Lessor's original notice to Lessee and Lender regarding such non-monetary default.

          (d) Lender or its trustee or designee shall have the right, without Lessor's consent, (i) to foreclose the Leasehold Mortgage or to accept assignment of Lessee's interest in the Lease in lieu of foreclosure of the Leasehold Mortgage; and (ii) to foreclosure on the Stock or to accept assignment or endorsement of the Stock, in lieu of foreclosure, or to otherwise realize on its Security Interest in some or all of the Collateral.

     3. All of the Collateral shall be and remain subject to the Leasehold Mortgage and to the Security Interest until such time as the Leasehold Mortgage and the Security Interest shall be released by the Lender.

     4. Lessor hereby agrees that any lien for rent or similar charges, whether arising by operation of law or otherwise, whether now existing or hereafter to arise, and each and every right which Lessor now has or hereafter may have, either to levy or distrain upon the Collateral or to claim or assert title to the Collateral, or make any other claim against the Collateral, whether under the Lease or the laws of the State in which the Premises are located, or under any other applicable Federal, State, municipal or local law, ordinance or otherwise, or under any mortgage now in effect or hereafter executed, whether by reason of a default under the Lease or otherwise, shall be subject and subordinate in every respect to all of the terms, provisions and conditions of the Leasehold Mortgage and the Loan Documents and to the Security Interest in the Collateral. Lender and its agents and legal representatives, (i) may remove any or all of the Collateral located at the Premises from the Premises (a) whenever Lender, in its sole discretion, believes such removal is necessary to protect the Security Interest in the Collateral; or (b) whenever Lender seeks to sell or foreclose upon the Collateral and (ii) subject to the terms and provisions of the Lease, and upon one (1) business day's written notice to Lessor shall have access to the Premises and the Collateral at all times. Lender shall be liable for any and all damages to the Premises related directly or indirectly to the removal by Lender of the Collateral and shall restore the Premises to their condition prior to such removal. Further, Lender agrees to indemnify and hold Lessor harmless from any and all claims, damages, causes of action, and costs and expenses incurred by Lessor as a result of Lender's access to the Premises and the removal of the Collateral therefrom. Further, Lender agrees that in the event Lender fails to remove the Collateral from the Premises within twenty (20) days after receipt of notice from Lessor to remove the Collateral, Lender shall be deemed to have abandoned the Collateral, whereupon Lessor shall be entitled to dispose of the Collateral as Lessor deems appropriate in its sole discretion without any obligation to account for the proceeds of such disposition to either Lessee or Lender.

     5. Lessor hereby recognizes and acknowledges that any claim that Lender may now have or hereafter have against the Collateral is and at all times shall be and shall be deemed to be superior to any lien, security interest or claim of any kind or nature whatsoever which Lessor now has or hereafter may have against the Collateral, whether by statute, the Lease or otherwise.

     6. Lender may, without affecting the validity of this Agreement, increase the amount of, or extend the time of payment of, any indebtedness of Lessee to Lender or alter the performance of any of the terms and conditions of any agreement between Lessee and Lender, including, without limitation, the Leasehold Mortgage and the Loan Documents, without the consent of, or notice to, Lessor and without in any manner whatsoever impairing or affecting the Leasehold Mortgage or the Security Interest in the Collateral.

     7. The rights of Lender and Lessor under this Agreement are in addition to, and cumulative of, any rights granted to, or for the benefit of, Lender and Lessor under the terms of the Lease or this Agreement. This Agreement shall inure to the benefit of Lender and Lessor and their respective successors and assigns and shall be binding upon the heirs, personal representatives, successors and assigns of Lender, Lessor, Lessee, and General Partner, as applicable.

     8. Upon payment in full of the loan evidenced by the Leasehold Mortgage, Lender shall immediately record an appropriate release of its liens pursuant thereto in the appropriate real property records of Harris County, Texas. Lessee shall reimburse Lender for the cost of any such recordation.

     9. Lender may assign all or any portion of its interest in the loan evidenced by the Loan Documents to other parties and act as agent for such participating lenders with respect to this Landlord's Agreement.

     IN WITNESS WHEREOF, Lessor, Lessee and Lender have caused this Agreement to
be duly executed as of this             day of                              ,
                            -----------        -----------------------------
2000.

                               Lessor: AMERICAN NATIONAL INSURANCE COMPANY


Date:                ,2000                 By:
     ----------------                         ----------------------------------
                                      Name:
                                           -------------------------------------
                                           Its:
                                               ---------------------------------


                               Lessee: C.A.I., L.P., a Texas limited partnership

                                           By: CONN APPLIANCES, INC., a Texas
                                               corporation, its General Partner


Date:                ,2000                     By:
     ----------------                             ------------------------------
                                                  Thomas J. Frank, Chairman\CEO


                               Lender: CHASE BANK OF TEXAS, NATIONAL
                                       ASSOCIATION, Agent


Date:                ,2000                 By:
     ----------------                         ----------------------------------
                                      Name:
                                           -------------------------------------
                                           Its:
                                               ---------------------------------

Attach:

     Exhibit "A" - Attach Real Property Description
     Exhibit "B" - Attach Full Copy of Lease
     Exhibit "C" - Attach Copy of Collateral Description
     Exhibit "  " - Attach Memorandum of Lease
              --

                                   EXHIBIT "D"

                      AGREEMENT REGARDING ADJACENT PROPERTY

     1. Landlord is the owner of property adjacent to the Property with an address of 8550-B Market Street, Houston, Texas 77029 on which there exists an additional 48,960 square foot warehouse or warehouse space (the "Additional Space".).

     2. For a period of up to six (6) months, from the Commence Date, on a monthly basis, at Tenant's option, Tenant may reserve the Additional Space by paying to Landlord, on the same dates and pursuant to the same terms as rentals are payable under the lease, the monthly sum of $7,588.80, being one-half (1/2) of the agreed Base Rent for such 48,960 square foot space.

     3. During the time that Tenant shall reserve such Additional Space, Tenant shall have the right, with five (5) business days written notice to Landlord, to incorporate the Additional Space into the provisions of the Lease on the same terms and conditions as provided therein as to the original space under the Lease, except that from and after the fifth business day after Tenant's election to incorporate the Additional Space, Tenant will be authorized to store merchandise in the Additional Space; at and after which time 100 % of the Base Rental stated above (instead of one-half as theretofore payable) will become due and payable and Tenant will also thereafter be required to pay Other Period Payments attributable to the Additional Space in the same manner as payable under the Lease for the original space thereunder. Tenant has no right of entry or to store inventory at the Additional Space until five (5) business days after proper exercise of its rights to such space as described above.

     4. At any time during the six (6) month period that Tenant shall maintain the reservation of space, Tenant may cease paying the monthly sum stated in Paragraph 2. above, in which event Tenant's reservation will terminate on the 1st day of the calendar month for which the monthly sum is not paid.

     5. This Agreement shall terminate one hundred eighty (180) days after the date described in Section 1.01 of the Lease.